Exhibit 99-1

N E W S B U L L E T I N
FROM:

FOR IMMEDIATE RELEASE

CalAmp Announces Pricing of $150 Million Private Offering of
1.625% Convertible Senior Notes

OXNARD, CA, May 1, 2015 -- CalAmp (NASDAQ: CAMP), announced today the pricing of its private offering of $150 million aggregate principal amount of 1.625% Convertible Senior Notes due 2020 (the “notes”) to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced aggregate principal amount of $125 million. CalAmp has granted the initial purchasers of the notes a 30-day option to purchase up to an additional $22.5 million aggregate principal amount of notes. The offering is expected to close on May 6, 2015, subject to customary closing conditions.

The notes will be CalAmp’s unsecured obligations, effectively subordinated in right of payment to any future secured senior indebtedness and structurally subordinated to all existing and future indebtedness of CalAmp’s subsidiaries. The notes will pay interest semi-annually in cash on May 15 and November 15 at a rate of 1.625% per year, commencing November 15, 2015. The notes will mature on May 15, 2020, unless earlier repurchased or converted.

CalAmp estimates that the net proceeds from the offering of the notes will be approximately $145.6 million (or approximately $167.5 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses. CalAmp expects to use (i) approximately $13.4 million of the net proceeds from the offering of the notes to fund the cost of the convertible note hedge transactions with the hedge counterparties, as described below (after such cost is partially offset by the proceeds to CalAmp from the separate sale of the warrants described below), and (ii) the remainder of the net proceeds for general corporate purposes, which may include acquisitions or other strategic transactions and working capital.

The holders of the notes will have the ability to require CalAmp to repurchase all or any portion of their notes for cash in the event of a fundamental change. In such case, the repurchase price would be 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest.

Prior to November 15, 2019, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day preceding the maturity date of the notes. The notes will be convertible at an initial conversion rate of 36.2398 shares of CalAmp common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $27.59 per share, which represents a conversion premium of approximately 40% to the last reported sale price of $19.71 per share of CalAmp common stock on the Nasdaq on April 30, 2015. In addition, following certain corporate transactions that occur prior to the maturity date, CalAmp will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such corporate transaction. Upon any conversion, CalAmp’s conversion obligation will be settled in cash, shares of CalAmp common stock, or a combination of cash and shares of CalAmp common stock, at CalAmp’s election.

In connection with the offering of the notes, CalAmp has entered into privately negotiated convertible note hedge transactions with affiliates of certain initial purchasers of the notes and other financial institutions (the “hedge counterparties”). The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of CalAmp common stock that will initially underlie the notes. CalAmp has also entered into separate privately negotiated warrant transactions with the hedge counterparties relating to the same number of shares of CalAmp common stock, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be $39.42 per share, which represents a 100% premium to the last reported sale price of CalAmp common stock on the Nasdaq on April 30, 2015. In addition, if the initial purchasers exercise their option to purchase additional notes, CalAmp expects to sell additional warrants to the hedge counterparties and use a portion of the proceeds from the sale of the additional notes and from the sale of the additional warrants to enter into additional convertible note hedge transactions with the hedge counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to CalAmp common stock and/or reduce the amount of any cash payments CalAmp is required to make in excess of the principal amount of any converted notes upon conversion of the notes. However, the warrant transactions will separately have a dilutive effect with respect to CalAmp common stock to the extent that the market price per share of CalAmp common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing their initial hedges of the convertible note hedge transactions and warrant transactions concurrently with, or shortly after, the pricing of the notes, the hedge counterparties or their respective affiliates expect to enter into various derivative transactions with respect to CalAmp common stock. In addition, the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to CalAmp common stock and/or by purchasing or selling CalAmp common stock or other CalAmp securities in open market transactions and/or privately negotiated transactions following the pricing of the notes from time to time (and are likely to do so during any observation period related to a conversion of notes). Any of these hedging activities could also cause or avoid an increase or decrease in the market price of CalAmp common stock or the notes.

The notes and the shares of CalAmp common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are intended to identify forward-looking statements. With respect to the offering, such uncertainties and circumstances include whether CalAmp will consummate the offering; the anticipated use of proceeds from the offering; and whether the convertible note hedge and warrant transactions will become effective. In addition, readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions and uncertainties in the geopolitical environment, product demand, competitive pressures and pricing declines in our Wireless Datacom and Satellite segments, the timing and acceptance of customer approvals of new product designs, intellectual property infringement claims, interruption or failure of our Internet-based systems used to wirelessly configure and communicate with the tracking and monitoring devices that we sell, changes in wireless transmission standards and technologies including 3G and 4G standards, dependence on third-party manufacturers and component suppliers in foreign countries, and other risks or uncertainties that are described in our Annual Report on Form 10-K for the year ended February 28, 2015 that was filed on April 21, 2015 with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CalAmp and the arc logo are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

AT THE COMPANY:	AT ADDO COMMUNICATIONS:
Garo Sarkissian	Lasse Glassen
SVP, Corporate Development	General Information
(805) 987-9000	(424) 238-6249
lasseg@addocommunications.com